Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to use our report dated April 8, 2019, in the Registration Statement on Form F-1 and related Prospectus of Afya Limited for the registration of 13,250,000 Class A common shares.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

Belo Horizonte, Brazil

February 4, 2020